UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 30, 2014

Alliance Media Group Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-54942	45-4944960

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

400 North Congress Avenue, Suite 130, West Palm Beach, FL		77057

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (888) 607-3555

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01

Entry into a Material Definitive Agreement

Item 2.01

Completion of Acquisition or Disposition of Assets

Item 3.02

Unregistered Sales of Equity Securities

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers

Item 9.01

Financial Statements and Exhibits

SIGNATURES

EXHIBIT INDEX

Item 1.01

Entry into a Material Definitive Agreement

In January 2014, Alliance Media Group Holdings, Inc., a Nevada corporation (the “Company”) and its wholly-owned subsidiary, AMG Renewables, LLC, a Florida limited liability company,  (the “AMGR”) (collectively, the “Purchasers”) entered into a Unit Purchase Agreement (the “Purchase Agreement”) with AMG Energy Solutions, LLC, a Florida limited liability company (“AMGE”), CTWC, LLC, a Florida limited liability company (“CTWC”) and Wellington Asset Management, Inc., a Florida corporation, (collectively, the “Sellers”) whereby the Purchasers agreed to acquire a number of Units of AMGE which in the aggregate would comprise fifty-one percent (51%) ownership of AMGE.  AMGE owns fifty percent (50%) of Carbolosic, LLC, a Florida limited liability company which holds the exclusive license to U.S. Patent # 8,062,428, which is held by the University of Central Florida.  The Patent relates to Solid acid catalyzed hydrolysis of cellulosic materials and provides methods for the solubilization of cellulose into soluble sugars without the need for high temperatures, high pressures, strong acid solutions, and/or added water. The produced sugars can then be fermented into ethanol. In one embodiment, the method comprises contacting a cellulose-containing material with a solid acid material and agitating the cellulose-containing material and the solid acid material for a time sufficient to produce an aqueous solution comprising a quantity of soluble sugars.   Pursuant to the terms of the Purchase Agreement, the Company will pay the Sellers cash in the amount of $2,200,000 and 7,266,000 shares of the Company Common Stock.  The Company is currently conducting a private offering of its shares in order to raise the cash portion of the purchase price.  There is no guarantee that the private offering will be successfully completed or if the Company will raise sufficient amounts to pay the cash portion of the purchase price.

Item 2.01

Completion of Acquisition or Disposition of Assets

See Item 1.01 above which is incorporated in its entirety by this reference.

Item 3.02

Unregistered Sales of Equity Securities

See Item 1.01 above which is incorporated in its entirety by this reference.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers

On January 31, 2014, the Company’s Board of Directors appointed Richard M. Cohen as the Chief Financial Officer of the Company, effective immediately, to serve until the appointment of his successor.

Set forth below is certain biographical information concerning Mr. Cohen:

Richard M. Cohen, 62, has been the Chief Financial Officer of the Company since January 2104.  . Since 1996, Mr. Cohen has been the president of Richard M. Cohen Consultants, Inc., a financial services consulting company that assists public and private companies with their corporate finance and corporate governance needs. Mr. Cohen has served as a member of the Board of Directors of Helix BioMedix, Inc. (OTCQB: HXBM) since December 2005. From 2003 through January 2012, Mr. Cohen served as a director of Dune Energy, Inc. (AMEX:DNE), an oil and gas exploration and production company for which he served as chief financial officer from November 2003 to April 2005. From 2007 until August 2012, Mr. Cohen had served as a director and a member of the audit committee of Rodman & Renshaw Capital Group, Inc. (NASDAQ:RODM). Since December 2009, he has been a director of CorMedix, Inc. (AMEX:CRMD-U), a pharmaceutical company that develops and seeks to commercialize therapeutic products for the treatment of cardiorenal disease, for which he has also serves as the interim chairman since October 2011. Mr. Cohen is a Certified Public Accountant (New York State). He received a B.S. from the University of Pennsylvania (Wharton) and an M.B.A. from Stanford University.

Item 9.01 Financial Statements and Exhibits.

 (d) Exhibits

None.

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Media Group Holdings, Inc.

/s/ Daniel de Liege

By:________________________

Name:  Daniel de Liege

Title:  President

Dated: February 4, 2014